EXHIBIT 99.1

Neuberger Berman Inc.
605 Third Avenue
New York, NY 10158-3698
Tel 212.476.9000

Contact:
Robert Matza
Executive Vice President
Chief Operating Officer
Neuberger Berman
(212) 476-9808

NEUBERGER BERMAN’S FOURTH QUARTER
EPS $0.35, AFTER CHARGES OF $0.04

FULL YEAR 2002 EARNINGS $1.69 PER SHARE, INCLUDING
CHARGES OF $0.05, VERSUS $1.82

Assets Under Management At Year End $56.1 Billion

2002 Net Cash Flows Positive

NEW YORK, NY, January 28, 2003 … Neuberger Berman Inc. (NYSE: NEU) today reported net income of $24.2 million, or $0.35 per share (diluted and basic), for the quarter ended December 31, 2002. This includes an after-tax charge of $2.7 million, or $0.04 per share, primarily for severance and severance-related expenses incurred in connection with the reconfiguration of the Company’s growth equity portfolio management group and for marketing expenses associated with the issuance of a closed-end real estate income fund in November. In the comparable period in 2001, net income was $31.3 million, or $0.44 per share (diluted) and $0.45 (basic). Net revenues declined 7.7% to $139.9 million from $151.6 million in the 2001 quarter.

Cash earnings, which exclude certain non-cash items such as deferred taxes and depreciation and amortization, were $29.8 million, or $0.43 per share (diluted and basic), in the quarter. This compares with cash earnings of $34.5 million, or $0.48 per share (diluted) and $0.49 (basic), in the prior year period.

At year-end, assets under management were $56.1 billion, a decline of 5.0% from $59.0 billion in 2001, but an increase of 4.6% from $53.6 billion at the end of the previous quarter.

The Company continued its stock repurchase program in the quarter, purchasing 336,700 common shares for approximately $10.7 million. Since the program’s inception, 7.3 million shares have been repurchased at a cost of $267.1 million, and an authorization of $57.9 million remains outstanding. At year-end, there were 69.9 million common shares outstanding, down from 70.4 million at the end of 2001.

Full Year 2002

Net income for the year 2002 was $119.1 million, or $1.69 per share (diluted) and $1.71 (basic), including the previously discussed $0.04 per share after-tax charge as well as a $0.01 per share charge in the third quarter for costs associated with the completion of the offering of three Neuberger Berman municipal bond funds. In 2001, net income was $132.7 million, or $1.82 per share (diluted) and $1.85 (basic). Diluted cash earnings per share were up slightly for the year 2002 to $2.25 versus $2.24. Net revenues declined 1.6% to $603.4 million from $613.3 million in 2001. The Company’s tax rate for the year was higher at 42.7% versus 42.1% in 2001, as lower interest rates and narrow spreads resulted in a lower level of investment income.

Continuing To Build On A Solid Foundation

Jeffrey B. Lane, Neuberger Berman’s President and Chief Executive Officer, said, “The past three years of a severe bear market have been the most difficult in my career and probably in the 63-year history of Neuberger Berman. Yet, I believe we are entering the new year in what can only be considered a position of strength. Building on a solid foundation of excellence and an exemplary reputation, throughout 2002 we continued to grow, to capitalize on opportunity, to adapt to conditions as much as possible, to change what needed to be changed, and to control the things we were able to control.

“Obviously, we are not pleased that 2002 earnings per share are down nor that assets under management have declined versus last year. However, when juxtaposed against a drop of 16.8% in the Dow Jones Industrial Average, 23.4% in the Standard & Poor’s 500 Index and 31.5% in the Nasdaq Composite Index, our less than 5% year-over-year decline in EPS, excluding special charges, and 5% decrease in assets is a performance to be proud of — and we are. In addition, despite the dismal markets, we have now recorded positive net cash flows in the Mutual Fund and Institutional business for two years running.

“Equally noteworthy are some of the things we accomplished in 2002 — steps toward greater diversification and enhanced performance that should have a positive impact on Neuberger Berman’s prospects in the months and years ahead:

•	We acquired substantially all the assets of LibertyView Capital Management, a well-regarded alternative investment manager, with approximately $1 billion in assets under management.

•	We entered the closed-end fund business, raising over $800 million with the issuance of three intermediate municipal bond funds in September and a real estate income fund in November.

•
We significantly expanded our fixed-income capabilities with the addition in the third quarter of a team of high-yield bond professionals with a proven track record, who manage over $600 million in assets.

•	We recently hired a very well-regarded group of professionals to manage our growth equity assets and reassigned portfolio management responsibility for the Guardian Fund.

•
We brought into the Company a highly experienced professional, Jack Rivkin, to lead our research effort, which is distinguished by its independence from conflicting relationships. Jack serves as Chief Investment Officer and head of Research and Research Sales.

“It is still far too early — and the economic and world situation too unsettled — to prognosticate that the market has turned, though one can always hope. In the meantime, however, I reiterate that I am very proud of Neuberger Berman’s fortitude, relative performance and accomplishments throughout an incredibly difficult period. And, going forward, I can say with confidence that we have taken, and will continue to take, every step necessary to attract and retain the best team of skilled professionals possible and to provide our clients with the diversity of products and services they require.”

PRIVATE ASSET MANAGEMENT

4th Quarter Net Revenues: $67.6 Million vs. $73.1 Million, Down 7.5%
2002 Net Revenues: $299.8 Million vs. $295.7 Million, Up 1.4%

4th Quarter Pretax Income: $29.4 Million vs. $32.9 Million, Down 10.8%
2002 Pretax Income: $140.7 Million vs. $141.7 Million, Down 0.7%

Assets under management in this segment at December 31, 2002, were $21.6 billion, down 13.8% from the yearly record level of $25.0 billion at the end of 2001, but up 3.6% from $20.8 billion at September 30, 2002. Although the segment’s overall investment performance in 2002 outpaced the rate of return of the Standard & Poor’s 500 Index and the Dow Jones Industrial Average, the lower level of assets under management does reflect the sustained declines registered by the major equity market indices for the past three years. In 2002 alone, the Dow Jones Industrial Average dropped 16.8%, the Standard & Poor’s 500 Index 23.4% and the Nasdaq Composite Index 31.5%.

Because fourth quarter billings were based on asset levels at the end of the third quarter — the lowest quarterly point for the year — investment advisory and administrative fees were down 9.8% from the comparable 2001 quarter, although they were up slightly for the 2002 year versus 2001. Commission revenues in the quarter were down slightly as well, compared with the prior year period, but were up 3.1% for the whole year versus 2001. Because a larger percentage of assets under management are now invested in lower-margin fixed-income products as a result of conditions in the equity markets, pretax profit margins for the segment were down for the 2002 year, at 46.9% versus 47.9% in 2001. The segment accounted for 69.4% of the Company’s pretax income for the fourth quarter and 67.7% for the year.

Despite the dismal equity markets, the national sales force of 43 Client Consultants — up from 40 last year — generated $591 million in new assets in the period, a substantial increase from the previous quarter’s production. This brought the total amount of new assets raised by the group during the year 2002 to $1.8 billion, up from $1.7 billion in 2001 and in line with the Company’s expectations.

MUTUAL FUND AND INSTITUTIONAL

4th Quarter Net Revenues: $50.7 Million vs. $55.3 Million, Down 8.2%
2002 Net Revenues: $220.3 Million vs. $223.7 Million, Down 1.5%

4th Quarter Pretax Income: $17.9 Million vs. $20.4 Million, Down 12.1%
2002 Pretax Income: $82.8 Million vs. $83.1 Million, Down 0.3%

Assets under management in this segment were $34.5 billion at December 31, 2002, up 1.4% from $34.0 billion at year-end 2001 and up 5.3% from $32.8 billion at September 30, 2002. Dissatisfied with the performance of some of its equity mutual funds during this difficult year, the Company took aggressive action. It brought in a highly regarded team of professionals to manage its growth equity assets and reassigned portfolio management responsibility for one of its largest funds, the Guardian Fund. It is anticipated that this repositioning will result in improved performance going forward.

In keeping with the Company’s stated goal to continue diversifying its product mix, as well as improving this segment’s investment performance, during the year it expanded its capabilities in high-yield bonds and entered the closed-end fund business. Since the end of September, as announced, over $800 million has been raised in three closed-end municipal bond funds and the closed-end Neuberger Berman Real Estate Income Fund.

Net cash flows in the segment were positive for the year, up significantly to $4.3 billion, including approximately $2.4 billion in new assets from the high-yield team hired in the third quarter, the public offerings of the previously mentioned closed-end funds, and the LibertyView acquisition. This compares with net cash inflows of $1.8 billion in 2001. The strongest performer in the segment was the Consultant Services Group, which recorded net cash inflows of $602 million in the quarter, up from $397 million in last year’s period, and $2.5 billion for the full year, more than double the $1.1 billion recorded in 2001. Net cash flows for Institutional Separate Accounts were positive for the quarter and the year 2002, but were negative if the previously discussed new assets are not included. Mutual Fund and Sub-Advised Accounts experienced a net cash outflow in the fourth quarter, and its net cash flow was positive for the year at $1.2 billion, including $820 million in closed-end fund new assets, slightly ahead of 2001 levels.

PROFESSIONAL SECURITIES SERVICES

4th Quarter Net Revenues: $22.4 Million vs. $23.6 Million, Down 5.2%
2002 Net Revenues: $86.1 Million vs. $98.9 Million, Down 12.9%

4th Quarter Pretax Income: $1.7 Million vs. $5.7 Million, Down 70.0%
2002 Pretax Income: $8.9 Million vs. $27.1 Million, Down 67.1%

The negative effects of the dismal market environment have been most notably reflected in this segment of the Company’s business. Net interest income declined both quarter-over-quarter and year-over-year as a result of lower average balances related to client financing, narrow interest spreads and low interest rates. Clearance fees, though down slightly for the year from 2001 levels, registered a 13.7% increase in the quarter from the comparable period last year and a 27.9% increase from the third quarter of 2002. In addition, the Company made the decision to eliminate its Nasdaq principal trading activities. The segment continued to add clients during the year, and its profitability is expected to improve under better market conditions.

CORPORATE

Corporate includes various expenses, including administrative costs, that are not directly related to the day-to-day operation of the Company’s business. The net pretax loss in the quarter was $6.7 million, up from $5.0 million in the 2001 period, and $24.6 million for the year, 8.0% above the 2001 level.

Neuberger Berman Inc. through its subsidiaries is an investment advisory company with $56.1 billion in assets under management as of December 31, 2002. For 63 years, the firm has provided clients with a broad range of investment products, services and strategies. The Company engages in private asset management, wealth management services, tax planning and personal and institutional trust services, mutual funds and institutional management, and professional securities services for individuals, institutions, corporations, pension funds, foundations and endowments. Its website, and this news release, can be accessed at www.nb.com.

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Statements made in this release that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Company’s products’ performance, a general downturn in the economy, competition from other companies, changes in government policy or regulation, inability of the Company to attract or retain key employees, inability of the Company to implement its operating strategy and acquisition strategy, inability of the Company to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.

Neuberger Berman Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
For the Periods Ending
(in thousands, except per share data)

	Three Months Ended			Fav (Unfav)
				Change From
	December 31, 2002	September 30, 2002	December 31, 2001	September 30, 2002	December 31, 2001
REVENUES:
Investment advisory and administrative fees	$94,371	$101,314	$100,732	(6.9%)	(6.3%)
Commissions	35,602	32,671	37,650	9.0%	(5.4%)
Interest	13,604	15,138	22,616	(10.1%)	(39.8%)
Principal transactions in securities, net	825	68	1,458	1,113.2%	(43.4%)
Clearance fees	3,918	3,063	3,446	27.9%	13.7%
Other income	1,064	1,272	1,479	(16.4%)	(28.1%)

Gross revenues	149,384	153,526	167,381	(2.7%)	(10.8%)
Interest expense	9,448	10,629	15,825	11.1%	40.3%

Net revenues after interest expense	139,936	142,897	151,556	(2.1%)	(7.7%)

OPERATING EXPENSES:
Employee compensation and benefits	58,352	55,038	63,613	(6.0%)	8.3%
Information technology	6,789	6,379	5,871	(6.4%)	(15.6%)
Rent and occupancy	5,656	5,915	5,764	4.4%	1.9%
Brokerage, clearing and exchange fees	3,348	3,240	3,195	(3.3%)	(4.8%)
Advertising and sales promotion	2,279	1,806	2,312	(26.2%)	1.4%
Distribution and fund administration	5,455	5,767	5,230	5.4%	(4.3%)
Professional fees	5,145	3,430	2,700	(50.0%)	(90.6%)
Depreciation and amortization	3,959	3,794	3,702	(4.3%)	(6.9%)
Other expenses	6,625	6,559	5,144	(1.0%)	(28.8%)

Total operating expenses	97,608	91,928	97,531	(6.2%)	(0.1%)

Net income before taxes	42,328	50,969	54,025	(17.0%)	(21.7%)
Provision for income taxes	18,095	21,789	22,744	17.0%	20.4%

Net income	$24,233	$29,180	$31,281	(17.0%)	(22.5%)

Net income per common share
Net income per share—Basic	$0.35	$0.42	$0.45

Net income per share—Diluted	$0.35	$0.42	$0.44

Cash earnings per common share
Cash earnings per share—Basic	$0.43	$0.74	$0.49

Cash earnings per share—Diluted	$0.43	$0.73	$0.48

Weighted average common shares outstanding—Basic	68,930	69,397	70,206

Weighted average common shares outstanding—Diluted	69,600	70,055	71,286

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Neuberger Berman Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
For the Periods Ending
(in thousands, except per share data)

	Twelve Months Ended		Fav (Unfav)
			Change From
	December 31, 2002	December 31, 2001	December 31, 2001
REVENUES:
Investment advisory and administrative fees	$417,952	$413,601	1.1%
Commissions	145,190	144,667	0.4%
Interest	66,643	157,768	(57.8%)
Principal transactions in securities, net	2,157	2,788	(22.6%)
Clearance fees	13,045	13,450	(3.0%)
Other income	5,849	4,146	41.1%

Gross revenues	650,836	736,420	(11.6%)
Interest expense	47,478	123,138	61.4%

Net revenues after interest expense	603,358	613,282	(1.6%)

OPERATING EXPENSES:
Employee compensation and benefits	248,542	253,365	1.9%
Information technology	25,040	22,492	(11.3%)
Rent and occupancy	22,813	20,828	(9.5%)
Brokerage, clearing and exchange fees	12,897	12,022	(7.3%)
Advertising and sales promotion	8,526	9,372	9.0%
Distribution and fund administration	23,370	19,424	(20.3%)
Professional fees	14,309	10,934	(30.9%)
Depreciation and amortization	15,253	13,063	(16.8%)
Other expenses	24,779	22,723	(9.0%)

Total operating expenses	395,529	384,223	(2.9%)

Net income before taxes	207,829	229,059	(9.3%)
Provision for income taxes	88,701	96,391	8.0%

Net income	$119,128	$132,668	(10.2%)

Net income per common share
Net income per share—Basic	$1.71	$1.85

Net income per share—Diluted	$1.69	$1.82

Cash earnings per common share
Cash earnings per share—Basic	$2.28	$2.28

Cash earnings per share—Diluted	$2.25	$2.24

Weighted average common shares outstanding—Basic	69,559	71,795

Weighted average common shares outstanding—Diluted	70,451	73,052

Neuberger Berman Inc. and Subsidiaries
Selected Segment Financial Data (Unaudited)
For the Periods Ending
(in thousands)

	Three Months Ended			Fav (Unfav)
				Change From
	December 31, 2002	September 30, 2002	December 31, 2001	September 30, 2002	December 31, 2001
PRIVATE ASSET MANAGEMENT
Net revenues after interest expense	$67,616	$70,250	$73,061	(3.7%)	(7.5%)
Net income before taxes	$29,357	$34,758	$32,912	(15.5%)	(10.8%)

MUTUAL FUND & INSTITUTIONAL
Net revenues after interest expense	$50,724	$53,166	$55,276	(4.6%)	(8.2%)
Net income before taxes	$17,912	$19,151	$20,389	(6.5%)	(12.1%)

PROFESSIONAL SECURITIES SERVICES
Net revenues after interest expense	$22,375	$20,329	$23,593	10.1%	(5.2%)
Net income before taxes	$1,723	$2,846	$5,748	(39.5%)	(70.0%)

CORPORATE
Net loss after interest expense	$(779)	$(848)	$(374)	8.1%	(108.3%)
Net loss before taxes	$(6,664)	$(5,786)	$(5,024)	(15.2%)	(32.6%)

TOTAL
Net revenues after interest expense	$139,936	$142,897	$151,556	(2.1%)	(7.7%)
Net income before taxes	$42,328	$50,969	$54,025	(17.0%)	(21.7%)

	Twelve Months Ended		Fav (Unfav)
	December 31, 2002	December 31, 2001	Change From
			December 31, 2001
PRIVATE ASSET MANAGEMENT
Net revenues after interest expense	$299,757	$295,738	1.4%
Net income before taxes	$140,706	$141,669	(0.7%)

MUTUAL FUND & INSTITUTIONAL
Net revenues after interest expense	$220,330	$223,700	(1.5%)
Net income before taxes	$82,772	$83,059	(0.3%)

PROFESSIONAL SECURITIES SERVICES
Net revenues after interest expense	$86,123	$98,925	(12.9%)
Net income before taxes	$8,922	$27,092	(67.1%)

CORPORATE
Net loss after interest expense	$(2,852)	$(5,081)	43.9%
Net loss before taxes	$(24,571)	$(22,761)	(8.0%)

TOTAL
Net revenues after interest expense	$603,358	$613,282	(1.6%)
Net income before taxes	$207,829	$229,059	(9.3%)

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Neuberger Berman Inc. and Subsidiaries
Assets Under Management (Unaudited)
For the Periods Ending
(in millions)

	Three Months Ended			Fav (Unfav) Change From
	December 31, 2002	September 30, 2002	December 31, 2001	September 30, 2002	December 31, 2001
PRIVATE ASSET MANAGEMENT
Assets under management, beginning of period	$20,808	$23,593	$21,762

Net additions (withdrawals)	(369)	216	974
Market appreciation (depreciation)	1,121	(3,001)	2,268

Total increase (decrease)	752	(2,785)	3,242

Assets under management, end of period (1)	$21,560	$20,808	$25,004	3.6%	(13.8%)

MUTUAL FUND & INSTITUTIONAL
Equity Separate Accounts
Assets under management, beginning of period	$5,065	$6,091	$5,793

Net additions (withdrawals)	672	(68)	(267)
Market appreciation (depreciation)	170	(958)	764

Total increase (decrease)	842	(1,026)	497

Assets under management, end of period (1)	$5,907	$5,065	$6,290	16.6%	(6.1%)

Fixed Income Separate Accounts
Assets under management, beginning of period	$5,917	$5,437	$5,605

Net additions (withdrawals)	(288)	244	(395)
Market appreciation	141	236	19

Total increase (decrease)	(147)	480	(376)

Assets under management, end of period	$5,770	$5,917	$5,229	(2.5%)	10.3%

Consultant Services Group
Assets under management, beginning of period	$5,011	$4,237	$2,542

Net additions	602	753	397
Market appreciation	126	21	98

Total increase	728	774	495

Assets under management, end of period	$5,739	$5,011	$3,037	14.5%	89.0%

Mutual Fund and Sub-Advised Accounts
Assets under management, beginning of period	$16,797	$19,342	$16,433

Net additions (withdrawals)	(254)	(8)	996
Market appreciation (depreciation)	568	(2,537)	2,059

Total increase (decrease)	314	(2,545)	3,055

Assets under management, end of period (2)	$17,111	$16,797	$19,488	1.9%	(12.2%)

Sub-Total Mutual Fund & Institutional
Assets under management, beginning of period	$32,790	$35,107	$30,373

Net additions	732	921	731
Market appreciation (depreciation)	1,005	(3,238)	2,940

Total increase (decrease)	1,737	(2,317)	3,671

Assets under management, end of period	$34,527	$32,790	$34,044	5.3%	1.4%

TOTAL
Assets under management, beginning of period	$53,598	$58,700	$52,135

Net additions	363	1,137	1,705
Market appreciation (depreciation)	2,126	(6,239)	5,208

Total increase (decrease)	2,489	(5,102)	6,913

Assets under management, end of period	$56,087	$53,598	$59,048	4.6%	(5.0%)

Equity component of assets under management	57%	58%	71%

Note 1:	As of December 31, 2002, Private Asset Management and Equity Separate Accounts included assets of $60 and $1,003, respectively, invested in our alternative investment products.
Note 2:
As of December 31, 2002, Mutual Fund and Sub-Advised Accounts included $155 of client assets invested in the Fund Advisory Service wrap mutual fund program with third party funds, an increase of $12 from the prior quarter.

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Neuberger Berman Inc. and Subsidiaries
Assets Under Management (Unaudited)
For the Periods Ending
(in millions)

			Fav (Unfav)
	Twelve Months Ended		Change From
	December 31, 2002	December 31, 2001	December 31, 2001
PRIVATE ASSET MANAGEMENT
Assets under management, beginning of period	$25,004	$22,510

Net additions	92	2,734
Market depreciation	(3,536)	(240)

Total increase (decrease)	(3,444)	2,494

Assets under management, end of period (1)	$21,560	$25,004	(13.8%)

MUTUAL FUND & INSTITUTIONAL
Equity Separate Accounts
Assets under management, beginning of period	$6,290	$6,402

Net additions (withdrawals)	650	(45)
Market depreciation	(1,033)	(67)

Total decrease	(383)	(112)

Assets under management, end of period (1)	$5,907	$6,290	(6.1%)

Fixed Income Separate Accounts
Assets under management, beginning of period	$5,229	$5,298

Net additions (withdrawals)	50	(382)
Market appreciation	491	313

Total increase (decrease)	541	(69)

Assets under management, end of period	$5,770	$5,229	10.3%

Consultant Services Group
Assets under management, beginning of period	$3,037	$1,796

Net additions	2,478	1,147
Market appreciation	224	94

Total increase	2,702	1,241

Assets under management, end of period	$5,739	$3,037	89.0%

Mutual Fund and Sub-Advised Accounts
Assets under management, beginning of period	$19,488	$19,480

Net additions	1,153	1,094
Market depreciation	(3,530)	(1,086)

Total increase (decrease)	(2,377)	8

Assets under management, end of period (2)	$17,111	$19,488	(12.2%)

Sub-Total Mutual Fund & Institutional
Assets under management, beginning of period	$34,044	$32,976

Net additions	4,331	1,814
Market depreciation	(3,848)	(746)

Total increase	483	1,068

Assets under management, end of period	$34,527	$34,044	1.4%

TOTAL
Assets under management, beginning of period	$59,048	$55,486

Net additions	4,423	4,548
Market depreciation	(7,384)	(986)

Total increase (decrease)	(2,961)	3,562

Assets under management, end of period	$56,087	$59,048	(5.0%)

Equity component of assets under management	57%	71%

Note 1: As	of December 31, 2002, Private Asset Management and Equity Separate Accounts included assets of $60 and $1,003, respectively,invested in our alternative investment products.
Note 2: As
of December 31, 2002, Mutual Fund and Sub-Advised Accounts included $155 of client assets invested in the Fund Advisory Servicewrap mutual fund program with third party funds, an increase of $34 from the prior year period.

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